As filed with the Securities and Exchange Commission
                                on July 25, 1996

                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            THERMO CARDIOSYSTEMS INC.
             (Exact name of registrant as specified in its charter)

             Massachusetts                           04-3027040
             (State or other jurisdiction       (I.R.S. Employer
             of incorporation or           Identification No.)
             organization)

                               470 Wildwood Street
                                  P.O. Box 2697
                        Woburn, Massachusetts 01888-2697
               (Address of Principal Executive Offices) (Zip Code)

                            THERMO CARDIOSYSTEMS INC.
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                          Sandra L. Lambert, Secretary
                            Thermo Cardiosystems Inc.
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
                          (Name, address, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                       Seth H. Hoogasian, General Counsel
                            Thermo Cardiosystems Inc.
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
        ________________________________________________________________

        The proposed commencement of sales is as soon as practicable after the Registration Statement has become effective and upon the grant or exercise of options granted pursuant to the Registrant's Equity Incentive Plan (the "Plan").
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        There are also being registered hereunder such additional
        indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.


        -----------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE


        -----------------------------------------------------------------


                                     Proposed    Proposed
            Title of     Amount to   Maximum      Maximum   Amount of
         Securities to      be       Offering    Aggregate  Registration

         be Registered  Registered  Price Per    Offering     on Fee
         -------------  ----------                            ------
                            (1)    Share (1)     Price Per
                            ---                  ---------
                                                 Share (1)
                                                 ---------

        Common Stock,
        $.10 par value    750,000    $32.8125   $24,609,375   $8,486
        per share


        ----------

        (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (i) the registration hereunder of an aggregate of 750,000 shares of the Registrant's Common Stock to be issued pursuant to options granted under the Plan and (ii) the average of the high and low sales prices, $35.125 and $30.50 respectively, of the Registrant's Common Stock on the American Stock Exchange on July 23, 1996, as reported in The Wall Street Journal.















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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference

         The following Thermo Cardiosystems Inc. (the "Company") documents previously filed with the Securities and Exchange
    Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996.

         (3) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In April 1996, the Company declared a three-for-two stock split in the form of a 50% stock dividend, payable on May 15, 1996, to shareholders of record as of May 1, 1996. The share and per share data as reported in the Company's Annual Report on Form 10-K for the year ended December 30, 1995 and Quarterly Report on Form 10-Q for the quarter ended March 30, 1996, incorporated herein by reference, have not been restated to reflect the stock split. The Company's Common Stock outstanding as of March 30, 1996, on a pro forma basis to reflect the stock split, would have been 36,303,126. The following table presents earnings per share and weighted average shares as previously filed and as amended to reflect the stock split:

















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                         Fiscal Year            Three Months Ended

                         1993    1994    1995     April 1,    March 30,
                                                    1996         1996



     As Previously
     Filed
     Earnings per       $  .02 $  .08   $  .28         $0.05        $0.10
     Share

     Weighted Average   22,176 24,620   24,849        24,674       25,033
     Shares
     As Amended
     Earnings per       $  .01 $  .05   $  .19         $0.03        $0.06
     Share

     Weighted Average   33,264 36,930   37,273        37,011       37,549
     Shares

         All reports or proxy statements filed by the Company pursuant to Sections l3(a), l3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

    Item 4.  Description of Securities.

         Not Applicable.

    Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also the General Counsel of Thermo Electron Corporation, the majority stockholder of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation and owns or has the right to acquire 1,800 shares of Common Stock of the Company, 8,900 shares of the common stock of Thermedics Inc. and 118,177 shares of the common stock of Thermo Electron Corporation.

    Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Company's
    Certificate of Incorporation and By-Laws limit the monetary

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    liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to (a) the Company's Certificate of Incorporation filed as Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1993 (file no. 1-10114), (b) the Company's By-Laws filed as Exhibit 3(b) to the Company's Registration Statement on Form S-1 (file no. 33-25144) and
    (c) the Company's form of Indemnification Agreement for Officers and Directors filed as Exhibit 10(a) to said Registration Statement.

    Item 7.  Exemption from Registration Claimed.

         Not Applicable.

    Item 8.  Exhibits.

         See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.

    Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and

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    the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 24th day of July, 1996.

                                  THERMO CARDIOSYSTEMS INC.

                                  By: /s/ Victor L. Poirer

                                  Victor L. Poirier
                                  President and Chief Executive Officer


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                    Title               Date

     /s/ Victor L. Poirier       President, Chief        July 24, 1996
     Victor L. Poirier           Executive Officer
                                 and Director (Principal
                                 Executive Officer)

     /s/ John N. Hatsopoulos     Vice President,         July 24, 1996
     John N. Hatsopoulos         Chief Financial Officer
                                 and Director (Principal
                                 Financial Officer)

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     /s/ Paul F.Kelleher         Chief Accounting        July 24, 1996
     Paul F. Kelleher            Officer
                                 (Principal Accounting
                                 Officer)

     /s/ Walter J. Bornhorst     Director                July 19, 1996
     Walter J. Bornhorst



     /s/ Richard K. Chapman      Director                July 24, 1996
     Richard W.K. Chapman



     /s/ Elias P. Gyftopoulos    Director                July 24, 1996
     Elias P. Gyftopoulos



     /s/ Robert C. Howard        Director                July 24, 1996
     Robert C. Howard



     /s/ Leonard Laster          Director                July 24, 1996
     Leonard Laster



     /s/ John W. Wood Jr.        Director                July 24, 1996
     John W. Wood Jr.


     _______________________
     Nicholas T. Zervas          Director                July __, 1996








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                                EXHIBIT INDEX



     Exhibit No. Description of Exhibit                 Sequential Page
     ----------- ----------------------                 ---------------
                                                            Number
                                                            ------

     4(a)        Thermo Cardiosystems Inc.
                 Equity Incentive Plan*


     5           Opinion of Seth H. Hoogasian, Esq.           10

     23(a)       Consent of Seth H. Hoogasian, Esq.

                 (Contained in his opinion filed
                 as Exhibit 5)


     23(b)       Consent of Arthur Andersen LLP               11

     24          Power of Attorney (see signature
                 page of this Registration Statement)

    ________________

         * Filed as Attachment A to the Registrant's Proxy Statement dated May 5, 1994 (File No. 1-10114) and incorporated herein by reference.